POWER OF ATTORNEY
For Executing Forms 3, 4 and 5

KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Yukio Morikubo, Mary Brodd, Nancy Gallup, and Paula C. Bauert, any one signing singly, the undersigned true and lawful attorney-in-fact to:
1. execute for and on behalf of the undersigned, in the undersigned capacity as an officer and/or director of Intermec, Inc. or its subsidiaries (the Company), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, and any other forms or reports the undersigned may be required to file in connection with the undersigned ownership, acquisition or disposition of securities of the Company;
2. do and perform any and all acts
for and on behalf of the undersigned which may be necessary or desirable in the judgment of any such attorney-in-fact in order to complete and execute any such Form 3, 4 and 5, or other form or report, and timely file such form or report with the United States Securities and Exchange Commission, the New York Stock
Exchange, Inc., and any other authority; and
3. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact discretion.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.
The undersigned acknowledges that the
foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned holdings of and transactions in securities issued by the Company, unless
(a) any of the foregoing attorneys-in-fact ceases to be an employee of the Company or its subsidiaries, at which time it is revoked with respect to such person only, or (b) it is earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. All Powers of Attorney previously granted by the undersigned with respect to the authority granted herein are hereby revoked.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed this _5th _day of ___January___, 2012.

/s/ James McDonnell
James McDonnell